Exhibit 10

                       FOURTH AMENDMENT TO LOAN AGREEMENT


         THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Fourth Amendment") is entered into as of the 22nd day of September, 2006, by and between THE EASTERN COMPANY, a Connecticut corporation, having its chief executive office at 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06778-0460 ("Borrower"), and BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), a national banking association organized and existing under the laws of the United States of America, with a banking office at One Landmark Square, Stamford, Connecticut 06901 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, on or about June 28, 2000, Borrower and Lender entered into a certain Loan Agreement (the "Loan Agreement") pursuant to which Lender made available to Borrower certain term loans, revolving credit loans and other credit facilities in an aggregate amount of up to $45,000,000.00; and

         WHEREAS, effective as of December 27, 2002, Borrower and Lender entered into a certain First Amendment to the Loan Agreement (the "First Amendment") pursuant to which Lender agreed to (i) extend the maturity of the current outstanding balance of the Term Loan (as such term is defined in the Loan Agreement) from July 1, 2005 through January 1, 2009; (ii) extend the maturity date of the Revolving Credit Loan (as such term is defined in the Loan Agreement) from July 1, 2003 to July 1, 2005, and reduce the maximum aggregate amount available to Borrower thereunder from an amount of up to $20,000,000 to an amount of up to $7,500,000.00; and (iii) modify certain of the financial covenants contained in Paragraph 5(a) of the Loan Agreement; and

         WHEREAS, effective as of January 3, 2004, Borrower and Lender entered into a Second Amendment to Loan Agreement (the "Second Amendment") pursuant to which Borrower and Lender clarified the calculation of certain financial covenants set forth in Paragraph 5(a) of the Loan Agreement; and

         WHEREAS, on or about August 1, 2005, Borrower and Lender entered into a Third Amendment to Loan Agreement (the "Third Amendment") pursuant to which Lender agreed to (i) renew and extend the maturity of the Revolving Credit Loan from July 1, 2005 to August 1, 2007; and (ii) restructure and increase the existing balance of the Term Loan into a new five (5) year term loan in the amount of $15,725,000.00; and

         WHEREAS, Borrower has requested that Lender agree to (i) increase the maximum amount available to Borrower under the existing Revolving Credit Loan from an amount of up to $7,500,000.00 to an amount of up to $12,000,000.00 and renew and extend the maturity date thereof from August 1, 2007 to September 22,

2009 (the third (3rd) anniversary of the date of this Fourth Amendment), (ii) restructure and increase the exiting balance of the Term Loan into a new seven
(7) year term loan in the amount of $20,000,000.00, and (iii) make available to Borrower an uncommitted guidance line of credit facility in an amount of up to $5,000,000.00 for future acquisitions; and

         WHEREAS, Borrower and Lender wish to further amend the provisions of the Loan Agreement (as amended by the First Amendment, the Second Amendment and the Third Amendment) upon the terms and conditions set forth in this Fourth Amendment;

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Definitions. As used herein, initially capitalized terms shall have the meanings ascribed to them in the Loan Agreement, unless otherwise defined herein. All references herein to the Loan Agreement shall mean the Loan Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment.

         2. Amendments to Loan Agreement. From and after the date of this Fourth Amendment, the Loan Agreement shall be amended as follows:

                2.1 The following definitions set forth in Section 1 of the Loan Agreement shall be amended and restated in their entireties as hereinafter set forth:

                         "(x) "LIBOR Rate Margin" shall mean the applicable
margin in excess of the LIBOR Rate in connection with any Eurodollar Loan. The initial LIBOR Rate Margin shall be one and one-quarter percent (1.25%) for each of the Term Loan and the Revolving Credit Loan The applicable LIBOR Rate Margin may be decreased (or increased), as appropriate, on a quarterly basis, commencing after Lender has received the December 31, 2006 consolidated audited year-end financial statements of Borrower and the Consolidated Subsidiaries, and shall continue (if applicable) on a quarterly basis thereafter for the period beginning five (5) Business Days after the day on which the consolidated financial statements and compliance certificates required by subparagraphs (d)(iii) and (iv) of Paragraph 5 with respect to Borrower's and the Consolidated Subsidiaries' quarterly periods are actually delivered by Borrower to Lender and ending on the date that the next such quarterly consolidated financial statements are actually delivered by Borrower to Lender, to the percentages set forth in the chart below if Borrower achieves the ratio of Funded Debt to EBITDA set forth below as of the end of such preceding quarterly period (for purposes hereof, EBITDA shall be calculated on a rolling four (4) quarter basis):



  Ratio of Funded Debt                  LIBOR Rate Margin                      LIBOR Rate Margin
  --------------------                  -----------------                      -----------------
       to EBITDA                         for Term Loan                    for Revolving Credit Loan
       ---------                         -------------                    -------------------------

Greater than 2.25 to 1.0                     1.65%                                  1.60%
Greater than 1.75 to 1.0                     1.50%                                  1.45%
     but less than or
     equal to 2.25 to 1.0
Greater than 1.0 to 1.0                      1.25%                                  1.25%
     but less than or
     equal to 1.75 to 1.0
Less than 1.0 to 1.0                         1.0%                                   1.0%;


                         (aa) "Notes" shall mean the Term Note, the Revolving
Credit Note and each Acquisition Guidance Line of
Credit Note, together with any and all renewals, modifications or amendments thereof;

                         (bb) "Obligations" shall mean the Term Loan, the
Revolving Credit Loan, the Letter of Credit Facility and the Acquisition Guidance Line of Credit Loan, together with interest thereon, and any and all other liabilities and obligations of whatever nature of Borrower to Lender (including, without limitation, the obligations of Borrower to Lender under and in connection with any Interest Rate Swap Contract), no matter how or when arising and whether under the Loan Documents, or under any other agreements, guarantees, instruments or documents, past, present or future, and the amount due on any notes, or other obligations of Borrower given to, received by or held by Lender (including, without limitation, overdrafts or any debt, liability or obligation of Borrower to others which Lender may obtain by assignment or otherwise) for or on account of any of the foregoing, whether, in each case, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising;

                         (gg) "Prime Rate Margin" shall mean the applicable
margin in excess of the Prime Rate in connection with any Prime Rate Loan. The initial Prime Rate Margin shall be fifteen-hundredths of one percent (.15%) for the Term Loan, and zero percent (0%) for the Revolving Credit Loan. The applicable Prime Rate Margin may be decreased (or increased), as appropriate, on a quarterly basis, commencing after Lender has received the December 31, 2006 consolidated audited year-end financial statements of Borrower and the Consolidated Subsidiaries, and shall continue (if applicable) on a quarterly basis thereafter for the period beginning five (5) Business Days after the day on which the consolidated financial statements and compliance certificates required by subparagraphs (d)(iii) and (iv) of Paragraph 5 with respect to Borrower's and the Consolidated Subsidiaries' quarterly periods are actually delivered by Borrower to Lender and ending on the date that the next such quarterly consolidated financial statements are actually delivered by Borrower to Lender, to the percentages set forth in the chart below if Borrower achieves the ratio of Funded Debt to EBITDA set forth as of the end of such preceding quarterly period (for purposes hereof, EBITDA shall be calculated on a rolling four (4) quarter basis):


  Ratio of Funded Debt                  Prime Rate Margin                      Prime Rate Margin
  --------------------                  -----------------                      -----------------
       to EBITDA                         for Term Loan                    for Revolving Credit Loan
       ---------                         -------------                    -------------------------

Greater than 2.25 to 1.0                      .50%                                  .25%
Greater than 1.75 to 1.0                      .25%                                  .15%
     but less than or
     equal to 2.25 to 1.0
Greater than 1.0 to 1.0                       .15%                                   0%
     but less than or
     equal to 1.75 to 1.0
Less than 1.0 to 1.0                           0%                                    0%;".


                2.2 Section 1 of the Loan Agreement shall be further amended to add the following new definitions to the end thereof as hereinafter set forth:

                         "(ll) `Acquisition Guidance Line of Credit Loan' shall
mean that certain uncommitted guidance line of credit loan in an amount of up to $5,000,000.00 which may be made available by Lender to Borrower (in Lender's sole and absolute discretion) to fund future acquisitions by Borrower; and

                         (mm) `Acquisition Guidance Line of Credit Note' shall
mean and refer to each promissory note made by Borrower and payable to Lender evidencing a discretionary advance by Lender to Borrower under the Acquisition Guidance Line of Credit Loan.".

                2.3 Subparagraph A of Paragraph 3 of the Loan Agreement shall be amended and restated in its entirety to hereafter read as follows:

                         "A.      Second Amended and Restated Term Loan

                                  (1) The Second Amended and Restated Term
Loan shall be in the amount of Twenty Million Dollars
($20,000,000.00) and shall be evidenced by a promissory note dated September 22, 2006, in the original principal amount of $20,000,000.00, executed by Borrower and payable to the order of Lender, in the form of Exhibit B-II attached hereto and made a part hereof (herein referred to as the "Second Amended and Restated Term Note"). The outstanding principal balance of the Second Amended and Restated Term Loan shall bear interest at variable rate equal to, at Borrower's option, either: (a) the Prime Rate plus the applicable Prime Rate Margin with respect to a Prime Rate Loan, which rate shall change contemporaneously with any change in the Prime Rate, or (b) the LIBOR Rate with respect to a Eurodollar Loan. Interest shall be charged on the principal balance of the Amended and Restated Term Loan from time to time outstanding on the basis of the actual number of days elapsed computed on the basis of a three hundred sixty (360) day year;

                                  (2) Interest accruing on the principal balance
of the Amended and Restated Term Loan shall be payable quarterly and at maturity, on the first Business Day of each calendar quarter hereafter, commencing on January 2, 2007, with respect to any Prime Rate Loan, or on the earlier of: (a) the first Business Day of each calendar quarter hereafter, commencing on January 2, 2007, or (b) the last Business Day of each Interest Period and at maturity, with respect to any Eurodollar Loan. The principal balance of the Second Amended and Restated Term Loan shall be paid on a quarterly basis over a seven (7) year term commencing on January 2, 2007 and maturing on September 22, 2013, as more fully described in the Second Amended and Restated Term Note. All payments received by Lender on account of the Second Amended and Restated Term Loan shall be in lawful money of the United States of America and in immediately available funds, and shall be first applied by Lender first to outstanding accrued interest and then to outstanding principal; and

                                  (3) The proceeds of the Second Amended and
Restated Term Loan shall be used by Borrower, on or about September 22, 2006, to repay in full the outstanding balance of its existing Amended and Restated Term Loan from Lender and to finance a portion of the purchase price of Borrower's acquisition of the Royal Lock Corporation."

                2.4 From and after the date of this Fourth Amendment, all references in the Loan Agreement to the defined terms "Term Loan" and/or "Term Note" shall hereafter be references to the defined terms "Second Amended and Restated Term Loan" and/or "Second Amended and Restated Term Note", as the case may be.

                2.5 The Revolving Credit Note shall be amended by a Third Allonge thereto dated as of September 22, 2006 to reflect an increase in the original principal amount thereof from an amount of up to $7,500,000.00 to an amount of up to $12,000,000.00. A copy of the Third Allonge to Revolving Credit
Note is attached hereto as Exhibit C-III and made a part hereof. All references in the Loan Agreement to the defined term "Revolving Credit Note" shall hereafter refer to the Revolving Credit Note as amended by the Allonge to Revolving Credit Note, the Second Allonge to Revolving Credit Note, and Third Allonge to Revolving Note.

         In addition, subparagraph B of Paragraph 3 of the Loan Agreement shall be amended and restated in its entirety to hereafter read as follows:

                         "B.      Revolving Credit Loan

                                  (1) Borrower shall have the right, until the
termination of Lender's obligations to make advances on account of the Revolving Credit Loan as set forth in subparagraph
(5) of this Paragraph 3B, to from time to time borrow, pay and reborrow on account of the Revolving Credit Loan and, until such termination, Lender shall make advances to Borrower on account of the Revolving Credit Loan as described herein. The principal amount of the Revolving Credit Loan, or such part thereof as may be from time to time outstanding, shall be in the maximum amount of up to

Twelve Million Dollars ($12,000,000.00) and shall be evidenced by the Revolving Credit Note. The maximum amount available to Borrower on account of the Revolving Credit Loan shall be reduced by the amount of the from time to time issued and outstanding Letters of Credit. The Revolving Credit Note shall be in the amount of $12,000,000.00 and, in the event Lender determines to increase the maximum principal amount of the Revolving Credit Loan and Borrower agrees thereto, Borrower shall immediately execute and deliver to Lender a further Revolving Credit Note to evidence such increase;

                                  (2) Each advance on account of the Revolving
Credit Loan shall bear interest at a rate per annum equal to, at Borrower's option, either: (A) the Prime Rate plus the applicable Prime Rate Margin with respect to a Prime Rate Loan, which rate shall change contemporaneously with any change in the Prime Rate, or (B) the LIBOR Rate with respect to a Eurodollar Loans. Interest shall be charged on the principal balance of the Revolving Credit Loan from time to time outstanding on the basis of actual number of days elapsed computed on the basis of a three hundred sixty (360) day year. Such interest shall be payable quarterly, on the first Business Day of each calendar quarter hereafter, commencing on January 2, 2007, with respect to Prime Rate Loans, and shall be payable for such Interest Period on the earlier of: (a) the first Business Day of each calendar quarter hereafter, commencing on January 2, 2007, or (b) the last Business Day of such Interest Period and when such Eurodollar Loan is due, with respect to Eurodollar Loans. All payments received by Lender on account of the Revolving Credit Loan shall be in lawful money of the United States of America and in immediately available funds, and shall be applied by Lender first to outstanding accrued interest and then to outstanding principal;

                                  (3) All advances on account of the Revolving
Credit Loans made by Lender to Borrower pursuant to this Paragraph 3B shall be recorded in an account on the books of Lender bearing Borrower's name (hereinafter called "Borrower's Account"). Lender shall render and send to Borrower a monthly statement of Borrower's Account showing the outstanding aggregate principal balance of the Revolving Credit Loan, together with interest and other appropriate debits and credits as of the date of the statement. The statement of Borrower's Account shall be considered correct in all respects, absent manifest error, and accepted by and be conclusively binding upon Borrower unless Borrower makes specific written objections thereto within thirty (30) days after the date the statement of Borrower's Account is sent;

                                  (4) In the event that the aggregate principal
amount of the Revolving Credit Loan outstanding at any one time exceeds the sum of $12,000,000.00, Borrower shall immediately pay to Lender an amount equal to or otherwise eliminate such excess;

                                  (5) The provisions of this Paragraph 3B shall
continue in effect until September 22, 2009 and from year to year thereafter, unless terminated as to future transactions by either party hereto giving not less than sixty (60) days written notice of termination prior to the end of any such one year period to the other party hereto; provided, however, that Lender may terminate the provisions of this

Paragraph 3B at any time upon the happening of an Event of Default hereunder. Upon the effective date of such termination, Borrower shall immediately pay to Lender the then outstanding aggregate principal amount of the Revolving Credit Loan, together with interest accrued thereon to the date of payment. No such termination shall (i) in any way affect or impair the security interest granted to Lender hereunder or any other rights of Lender under any of the Loan Documents, arising prior to any such termination or by reason thereof, (ii) relieve Borrower of any obligation to Lender under any of the Loan Documents, or otherwise, until all the Obligations are fully paid and performed, or (iii) affect any right or remedy of Lender under any of the Loan Documents; and

                                  (6) Borrower shall pay to Lender, on the first
(1st) Business Day of each calendar quarter following the date hereof, commencing January 2, 2007, until the termination date of the Revolving Credit Loan (as described in Paragraph 3B(5) above) and on such termination date, a nonrefundable commitment fee for the calendar quarter (or portion thereof, as appropriate) immediately preceding such payment in an amount equal to fifteen hundredths of one percent (.15%) per annum (adjusted as provided below) times the excess, if any, of (i) $12,000,000.00 minus (ii) the average daily outstanding principal amount of the Revolving Credit Loan plus the stated amount of any issued and outstanding Letters of Credit during such calendar quarter (or portion thereof, as appropriate). In the case of the first payment and last payment hereunder, if the immediately preceding period is less than a full calendar quarter, the commitment fee as so calculated shall be prorated by multiplying the same by a fraction, the denominator of which shall be 91 and the numerator of which shall be the actual number of days elapsed in such period. The amount of the unused line fee shall be adjusted (increased or decreased) based upon the ratio of Funded Debt to EBITDA set forth below (and calculated on a quarterly basis in the same manner as for the LIBOR Rate Margin and the Prime Rate Margin):

      Ratio of Funded Debt                               Amount of Unused
      --------------------                               ----------------
           to EBITDA                                           Line Fee
           ---------                                           --------
Greater than 2.25 to 1.0                                        .10%
Greater than 1.75 to 1.0, but less
     than or equal to 2.25 to 1.0                               .15%
Greater than 1.0 to 1.0, but less
     than or equal to 1.75 to 1.0                               .15%
Less than 1.0 to 1.0                                            .25%."


                2.6 Subparagraph I of Paragraph 3 of the Loan Agreement shall be amended and restated in its entirety to hereafter read as follows:

                         "I. Letter of Credit Facility. Upon Borrower's request
therefor, Lender shall, from time to time so long as no Event of Default has occurred and is continuing as of such date of request, issue (i) standby Letters of Credit for the account of Borrower in an amount of up to $4,000,000.00, and (ii) commercial Letters of Credit in an amount of up to $2,500,000.00, provided the aggregate amounts available to be drawn under such standby and commercial Letters of Credit (or actually drawn but not yet reimbursed by Borrower), together with the sum of all advances on account of the Revolving Credit Loan then outstanding, shall not exceed the sum of $12,000,000.00. Each such Letter of Credit issued by Lender for the account of Borrower and unreimbursed drafts drawn thereunder shall reduce the amount available to Borrower on account of the Revolving Credit Loan in an amount equal to the stated amount of such Letter of Credit so long as such Letter of Credit is outstanding or such draw unpaid. No Letter of Credit shall be issued by Lender for the account of Borrower which has an expiration date later than one
(1) year after the termination date of the Revolving Credit Loan described in Paragraph 3(B)(5) above. Upon payment by Lender under any Letter of Credit, any amount so paid shall be immediately due and payable by Borrower and Lender shall have the right to effect payment thereof, together with the payment of any standard commissions, fees, expenses and charges, immediately by a charge to Borrower's operating account maintained with Lender. Unless and until such charge to Borrower's operating account is made by Lender, the unreimbursed amount of any drawn Letter of Credit shall be considered an advance on account of the Revolving Credit Loan to satisfy Borrower's reimbursement obligation to Lender which shall bear interest at the default rate prescribed in Paragraph 3G above until paid in full by Borrower.

                Lender shall charge Borrower its then-prevailing standard commissions and fees for the issuance of such Letters of Credit. In the event that Borrower desires either a standby or a commercial Letter of Credit (subject to the dollar amount limitations set forth above), the documentation thereof shall consist of Lender's standard forms therefor and Borrower specifically acknowledges that (i) the reimbursement obligation of Borrower and any commission or fee on account of such Letters of Credit shall be included in the Obligations; and (ii) the occurrence of an Event of Default hereunder shall constitute a default under the documentation relating to such Letters of Credit and shall entitle Lender to exercise its rights thereunder with respect to such default.".

                2.7 Paragraph 3 of the Loan Agreement shall be further amended to add the following new subparagraph L to the end thereof as follows:

                         "L. Acquisition Guidance Line of Credit Loan.

                         "Lender may, in the exercise of its sole and absolute
discretion, make available to Borrower advances in an aggregate amount of up to Five Million Dollars ($5,000,000.00) to fund a portion of the purchase price of future acquisitions by Borrower. The Acquisition Guidance Line of Credit Loan shall be an uncommitted credit facility, and Lender shall have no obligation to make any advances to Borrower thereunder. Any discretionary advances made by Lender to Borrower under the Acquisition Guidance Line of Credit Loan shall be evidenced by a separate Acquisition Guidance Line of Credit Note. The terms and conditions (including, without limitation, the repayment terms and interest rate) for each advance under the Acquisition Guidance Line of Credit Loan shall be determined by Lender at the time of such advance. Borrower may hereafter request an advance from Lender under the Acquisition Guidance Line of Credit Loan and shall furnish to Lender any and all information and due diligence materials requested by Lender with respect to such requested advance and the acquisition to be funded, in part, with the proceeds of such requested advance. Lender may fund, or elect not to fund, such requested advance in its sole and absolute discretion. In no event shall advances under the Acquisition Guidance Line of Credit Loan exceed the aggregate sum of $5,000,000.00.".

                2.8 On the date hereof, Borrower shall pay to Lender a non-refundable commitment fee with respect to the Term Loan in the amount of $14,750.00 and a non-refundable commitment fee with respect to the Revolving Credit Loan in the amount of $9,000.00, which commitment fees shall be deemed earned in full by Lender as of the date hereof.

                2.9 Subparagraph (a) of Paragraph 5 of the Loan Agreement shall be amended and restated in its entirety to hereafter read as follows:

                         "(a) Maintain (i) a Fixed Charge Coverage Ratio of not
less than 1.1 to 1.0, tested at the end of each fiscal quarter of Borrower for the immediately preceding four (4) fiscal quarters; (ii) a ratio of Funded Debt to EBITDA of not greater than 2.5 to 1.0, tested on a quarterly basis at the end of each fiscal quarter of Borrower, (for purposes of this calculation, EBITDA shall be determined on a rolling four (4) quarter basis); and (iii) Tangible Net Worth in an amount of not less than $26,000,000.00, tested at the end of each fiscal quarter of Borrower; each of the foregoing financial covenants to be determined in accordance with generally accepted accounting principles consistently applied from year to year and tested by Lender on a quarterly basis at the end of each fiscal quarter of Borrower hereafter, commencing with the fiscal quarter ending September 30, 2006;".

                2.10 Exhibits B-II and C-III attached to this Fourth Amendment shall hereafter be and become Exhibits B-II and C-III to the Loan Agreement

         3. Representations and Warranties of Borrower. To induce Lender to enter into this Fourth Amendment, Borrower represents and warrants to Lender that (a) no Event of Default or state of facts which by the passage of time, the giving of notice, or both, would constitute an Event of Default, has occurred or is continuing; and (b) as of the effective date hereof, the representations and warranties of Borrower contained in the Loan Agreement (including, without limitation, Paragraph 2 thereof) are true and correct in every material respect.

         4. Effect of this Fourth Amendment. Except as modified or amended hereby, the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and the obligations, liabilities and rights of the parties therein and thereunder shall remain unchanged. Nothing herein shall operate to release Borrower of its obligations under the Loan Agreement and such other Loan Documents.

         5. Governing Law. This Fourth Amendment is made, executed and delivered in the State of Connecticut and it is the specific desire and intention of the parties that it shall in all respects be construed under the laws of the State of Connecticut.

         6. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first set forth above.

                                              THE EASTERN COMPANY


                                              By:/s/Leonard F. Leganza
                                              ------------------------
                                                 Leonard F. Leganza
                                                 Its President


                                             BANK OF AMERICA, N.A. (successor
                                             by merger to Fleet National Bank)


                                             By: /s/Ashish Arora
                                             -------------------
                                                 Ashish Arora
                                                 Its Vice President

                              CONSENT OF GUARANTORS

         The undersigned, having jointly, severally and unconditionally guaranteed the Obligations of Borrower to Lender under the Loan Agreement pursuant to a certain Unconditional, Unlimited Continuing Guaranty of Payment and Performance agreements, each dated as of June 28, 2000 (collectively, the "Guaranties"), hereby consent to the terms and conditions of this Fourth Amendment. To induce Lender to enter into this Fourth Amendment and in consideration of its so doing, the undersigned hereby consent to its execution and delivery by Borrower and agree that Borrower's execution and delivery of this Fourth Amendment will not in any way impair Lender's rights or alter, diminish or otherwise affect the undersigneds' joint, several and unconditional obligations to Lender under the Guaranties, which shall remain in full force and effect.

         The undersigned specifically acknowledge and agree that all documents, agreements and instruments executed and delivered by the undersigned to Lender in connection with the Guaranties shall remain in full force and effect without modification, notwithstanding this Fourth Amendment.

         Dated as of the 22nd day of September, 2006.

                                             ASHTABULA INDUSTRIAL HARDWARE CO.

                                             By:/s/Leonard F. Leganza
                                             ------------------------
                                                 Leonard F. Leganza
                                                 Its President
                                                 Duly Authorized


                                             SESAMEE MEXICANA, S.A. de C.V.

                                             By:/s/Leonard F. Leganza
                                             ------------------------
                                                 Leonard F. Leganza
                                                 Its Duly Authorized Agent


                                             WORLD SECURITY INDUSTRIES
                                             COMPANY LIMITED

                                             By:/s/Leonard F. Leganza
                                             ------------------------
                                                 Leonard F. Leganza
                                                 Its Chairman
                                                 Duly Authorized

                                             WORLD LOCK CO., LTD.

                                             By:/s/Leonard F. Leganza
                                             ------------------------
                                                Leonard F. Leganza
                                                Its Chairman
                                                Duly Authorized


                                             EBERHARD HARDWARE
                                             MANUFACTURING LIMITED

                                             By:/s/Leonard F. Leganza
                                             ------------------------
                                                Leonard F. Leganza
                                                Its President
                                                Duly Authorized

                                  EXHIBIT B-11

                      SECOND AMENDED AND RESTATED TERM NOTE

                                                           Stamford, Connecticut
$20,000,000.00                                               September 22, 2006

         FOR VALUE RECEIVED, THE EASTERN COMPANY, a Connecticut corporation ("Maker"), promises to pay to the order of BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), a national banking association organized and existing under the laws of the United States of America ("Payee"), at its banking office at One Landmark Square, Stamford, Connecticut 06901, or at such other place as may be designated in writing from time to time by Payee, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) in lawful money of the United States and in immediately available funds, together with interest on the outstanding principal sum, for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, at the rates per annum provided in the Agreement (as defined below). Interest shall accrue and be payable in arrears on the earlier of the first Business Day (as defined in the Agreement) of each fiscal quarter hereafter, commencing on January 2, 2007, or the last Business Day of each Interest Period (as defined in the Agreement), as the case may be, until the entire principal balance of this Second Amended and Restated Term Note shall have been paid in full. The principal balance of this Second Amended and Restated Term Note shall be payable in quarterly installments over a seven (7) year term, commencing on January 2, 2007 and maturing on September 22, 2013 (the seventh (7th) anniversary of the date hereof), as follows:


                 Payment Date                         Payment Amount
                 ------------                         --------------

                January 2, 2007                      $   714,285.71
                April 2, 2007                        $   714,285.71
                July 2, 2007                         $   714,285.71
                October 1, 2007                      $   714,285.71
                January 2, 2008                      $   714,285.71
                April 1, 2008                        $   714,285.71
                July 1, 2008                         $   714,285.71
                October 1, 2008                      $   714,285.71
                January 2, 2009                      $   714,285.71
                April 1, 2009                        $   714,285.71
                July 1, 2009                         $   714,285.71
                October 1, 2009                      $   714,285.71
                January 4, 2010                      $   714,285.71
                April 1, 2010                        $   714,285.71
                July 1, 2010                         $   714,285.71

                                      -13-

                October 1, 2010                      $   714,285.71
                January 3, 2011                      $   714,285.71
                April 1, 2011                        $   714,285.71
                July 1, 2011                         $   714,285.71
                October 3, 2011                      $   714,285.71
                January 2, 2012                      $   714,285.71
                April 2, 2012                        $   714,285.71
                July 2, 2012                         $   714,285.71
                October 1, 2012                      $   714,285.71
                January 2, 2013                      $   714,285.71
                April 1, 2013                        $   714,285.71
                July 1, 2013                         $   714,285.71
                September 22, 2013                   Entire remaining principal
                                                     balance.



The aforesaid payments shall be first applied to accrued interest and then to principal. Interest charged on the principal sum outstanding hereunder shall be calculated on the basis of the actual number of days elapsed on the basis of a 360 day year. If this Second Amended and Restated Term Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Second Amended and Restated Term Note or such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

         In addition to said principal sum and interest, Maker further promises to pay, on demand, all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Payee in the collection of this Second Amended and Restated Term Note.

         This Second Amended and Restated Term Note is issued pursuant to a certain Loan Agreement dated as of June 28, 2000, as amended effective as of December 27, 2002, January 3, 2004 and August 1, 2005, and as further amended on the date hereof (hereinafter referred to as the "Agreement"), by and between Maker and Payee, a copy of which is on file at the office of Payee at One Landmark Square, Stamford, Connecticut 06901. The terms of the Agreement are incorporated into this Second Amended and Restated Term Note by reference, and reference is hereby made to the Agreement for a more particular statement of certain representations, warranties, covenants and agreements of Maker and providing for Events of Default.

         Initially capitalized terms used herein shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein.

         Any prepayment (whether in whole or in part) of this Second Amended and Restated Term Note prior to the end of any applicable Interest Period may be subject to a prepayment premium, all as more particularly set forth in the Agreement. Except for such prepayment premium, this Second Amended and Restated

Term Note may be prepaid at any time without premium or penalty. Any permitted partial prepayment shall be accompanied by the amount of accrued interest on the principal sum being prepaid and shall be applied to the quarterly principal installments due hereunder in the inverse order of maturity thereof.

         Upon the occurrence and during the continuance of any Event of Default, or if any payment required to be made on account of this Second Amended and Restated Term Note shall remain in arrears and unpaid for a period in excess of ten (10) days after the same shall become due, in which latter event Maker agrees to pay to Payee the additional sum of five percent (5%) of the amount of such late payment (other than payments at maturity or after acceleration) to cover the additional expenses of Payee's handling of such late payment but not as consideration for making such late payment, and Payee shall be entitled to demand immediate payment of the outstanding principal balance of this Second Amended and Restated Term Note and all accrued but unpaid interest hereon, and the interest rate(s) accruing hereunder shall, from such default, be increased to a variable rate equal to two percentage points (2%) per annum above the Prime Rate in effect immediately prior to such default, such rate to change when and as said Prime Rate changes.

         Maker hereby grants to Payee and any Affiliate of Payee, a lien, security interest and right of set-off as security for all of Maker's liabilities hereunder, whether now existing or hereafter arising, upon and against all of Maker's deposits, credits, collateral and other property now or hereafter in the possession, custody, safekeeping or control of Payee or any Affiliate of Payee or in transit to it or any of them, except for any payroll account, pension or profit sharing balances or similar trust fund accounts or balances of Maker. At any time, without demand or notice, Payee and its Affiliates may setoff the same or any part thereof and apply the same or any part thereof to any of Maker's liabilities hereunder, whether or not matured at the time of such application and regardless of the adequacy of any other collateral securing this Second Amended and Restated Term Note. Maker shall be given prompt notice after the occurrence of any such set-off and application. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THIS SECOND AMENDED AND RESTATED TERM NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         No delay or failure of Payee in exercising any right, power or privilege hereunder or under the Agreement shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

         Payee may at any time pledge all or any portion of its rights under this Second Amended and Restated Term Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or endorsement thereof shall release the Payee from its obligations hereunder or under the Agreement.

         Upon receipt by Maker of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Second Amended and Restated Term Note and upon the cancellation of this Second Amended and Restated Term Note due to such loss, theft, destruction or mutilation, Maker shall issue, in lieu thereof, a replacement note to Payee in the same principal amount thereof and otherwise of like tenor.

         All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Second Amended and Restated Term Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Second Amended and Restated Term Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or under the Agreement or the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

         MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECOND AMENDED AND RESTATED TERM NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES MAKER'S RIGHTS TO: (1) NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH PAYEE MAY DESIRE TO USE, AND (2) REQUEST THAT PAYEE POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT MAKER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY PAYEE BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS SECOND AMENDED AND RESTATED TERM NOTE OR ANY LOAN DOCUMENT SECURING THIS SECOND AMENDED AND RESTATED TERM NOTE, AND MAKER FURTHER WAIVES DILIGENCE, DEMAND, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS SECOND AMENDED AND RESTATED TERM NOTE, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS SECOND AMENDED AND RESTATED TERM NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY.

         ADDITIONALLY, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS SECOND AMENDED AND RESTATED TERM NOTE OR RELATING TO ANY INDEBTEDNESS EVIDENCED HEREBY.

         MAKER ACKNOWLEDGES THAT IT HAS MADE THE FOREGOING WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER ACKNOWLEDGES THAT PAYEE HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE FOREGOING WAIVERS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         THIS SECOND AMENDED AND RESTATED TERM NOTE HAS BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

         This Second Amended and Restated Term Note is given in replacement of (but not in novation for) that certain Amended and Restated Term Note dated as of August 1, 2005, in the original principal amount of $15,725,000.00, made by Maker and payable to the order of Payee (as successor by merger to Fleet National Bank).


                                  THE EASTERN COMPANY


                                  By:_________________________________
                                     Leonard F. Leganza
                                     Its President and Chief Executive Officer

                                  EXHIBIT C-III

                     THIRD ALLONGE TO REVOLVING CREDIT NOTE

         THIRD ALLONGE TO REVOLVING CREDIT NOTE amending and attached to a Revolving Credit Note in the original principal amount of $20,000,000.00, dated as of June 28, 2000, executed and delivered by THE EASTERN COMPANY to the order of BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), as amended by that certain Allonge dated effective as of December 27, 2002 and by that certain Second Allonge dated as of August 1, 2005 (said note, as amended, being hereinafter referred to as the "Revolving Credit Note").

         FOR VALUE RECEIVED, the Revolving Credit Note is amended from and after the effective date hereof by:

         (a) The principal amount of the Revolving Credit Note set forth in the upper left hand corner thereof shall be increased from "7,500,000.00" to "$12,000,000.00".

         (b) Deleting the first paragraph on Page 1 of the Revolving Credit Note and replacing it with the following:

                  "FOR VALUE RECEIVED, THE EASTERN COMPANY, a Connecticut corporation ("Maker"), promises to pay to the order of BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank), a national banking association organized and existing under the laws of the United States of America ("Payee"), at its banking office at One Landmark Square, Stamford, Connecticut 06901, or at such other place as may be designated in writing from time to time by Payee or any other holder hereof, the principal sum of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00), or so much thereof as may have been advanced from time to time by Payee to Maker and remains outstanding, as conclusively evidenced by the books and records of Payee absent manifest error, in lawful money of the United States of America and in immediately available funds, together with interest on the outstanding principal sum, for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, at the rates per annum and on the dates provided for in the Agreement (as defined below). Interest shall be charged on the principal sum outstanding hereunder and shall be calculated on the basis of the actual number of days elapsed on the basis of a 360 day year. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on the dates set forth in the Agreement. If this Revolving Credit Note or any payment hereunder becomes due on a day which is not a Business Day (as defined in the Agreement), the due date of this Revolving Credit Note or such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.".

         (c) Amending the defined term "Agreement" to hereafter refer to the Loan Agreement dated as of June 28, 2000, by and between Maker and Payee, as amended by that certain First Amendment to Loan Agreement dated effective as of December 27, 2002, by that certain Second Amendment to Loan Agreement dated effective as of January 3, 2004, by that certain Third Amendment to Loan Agreement dated as of August 1, 2005, and by that certain Fourth Amendment to Loan Agreement dated as of the date hereof.

         All other terms and provisions of the Revolving Credit Note shall remain as originally written.

         IN WITNESS WHEREOF, Leonard F. Leganza, the President of THE EASTERN COMPANY, has caused this Third Allonge to Revolving Credit Note to be executed and delivered as of the 22nd day of September, 2006.


                                  THE EASTERN COMPANY


                                  By______________________
                                    Leonard F. Leganza
                                    Its President